UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 30, 2007
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On September 4, 2007, NCI Building Systems, Inc. (“NCI”) issued a press release announcing NCI’s financial results for the third quarter ended July 29, 2007. A copy of the press release is attached as Exhibit 99.1.
     NCI’s press release included adjusted EBITDA and adjusted Earnings Per Share, which are non-GAAP financial measures. NCI reports these measures because they are widely accepted financial indicators in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. Adjusted EBITDA is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in NCI’s senior credit agreement. Adjusted Earnings Per Share excludes the dilutive impact of NCI’s convertible notes from each period because the dilutive effect of the convertible notes is dependent entirely upon NCI’s stock price and not on underlying operational results. Adjusted Earnings Per Share is therefore used by management and provided to investors to provide comparability between periods of underlying operational results. Adjusted EBITDA and adjusted Earnings Per Share should not be considered in isolation or as substitutes for net income, debt or earnings per share determined in accordance with generally accepted accounting principles in the United States.
     The information in this Item 2.02 and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated September 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Frances Hawes
	Name:	Frances Hawes
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 5, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 4, 2007.